UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2011

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 — OTHER EVENTS

Gregory D. Perry, Executive Vice President and Chief Financial Officer of ImmunoGen, Inc. (the “Company”), has entered into a pre-arranged, written stock trading plan (the “Plan”) that is intended to satisfy the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934.  The Plan took effect on May 23, 2011, provides that no sales may occur prior to June 29, 2011 and requires all sales be completed prior to December 14, 2011.  Pursuant to the Plan, Mr. Perry may sell up to a total of 50,000 shares of the Company’s common stock as long as the price exceeds a specified price per share.  Mr. Perry entered into the Plan for financial planning purposes.  The total number of shares that may be sold under the Plan represents approximately 18% of Mr. Perry’s total holdings of the Company’s common stock, including vested and unvested options for the purchase of the Company’s common stock.  Transactions under the Plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission to the extent required by law.

It is possible that other executive officers and Directors of the Company may enter into similar stock trading plans in the future.  Except as may be required by law, the Company does not commit to report on stock trading plans by other Company officers or Directors, nor report modifications, terminations or other activities under Mr. Perry’s Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: May 27, 2011	/s/ Craig Barrows
Craig Barrows
Vice President, General Counsel